Exhibit 10.2

204- NOTE MORTGAGE

Ind. or Corp. - Plain Language

RECORD & RETURN TO:

Stanley D. Brener, Esq.

St. John & Wayne, L.L.C.

Two Penn Plaza East, 10th Fl.

Newark, New Jersey	07105

_________________________________________________________________________________________

M O R T G A G E

This Mortgage is made on October 9, 2006,

BETWEEN the Borrower IGI, Inc., a Delaware corporation, with an address at 105 Lincoln Avenue, Buena, New Jersey 08310, hereinafter referred to as "I",

AND the Lender Pharmachem Laboratories, Inc., 266 Harrison Avenue, Kearney, NJ 07032 hereinafter referred to as the "Lender''.

If more than one Borrower signs this Mortgage, the word "I" shall mean each Borrower named above. The word "Lender" means the original Lender and anyone else who takes this Mortgage by transfer.

Promissory Note.   In return for a loan that I received, I promise to pay $100,000.00 (called "principal"), plus interest in accordance with the terms of a Promissory Note dated the date hereof (referred to as the "Note"). All terms of the Note are made part of this Mortgage.

Property Mortgaged.   The property mortgaged to the Lender (called the "Property") is located in the Township of Buena Vista, County of Atlantic and State of New Jersey. This mortgage is a second mortgage of such Property, subordinate to that certain Mortgage dated as of December 12, 2005 made by Borrower in favor of Univest Management EPSP securing a note in the principal amount of $1,000,000. The Property includes: (a) the land; (b) all buildings that are now, or will be, located on the land; (c) all fixtures that are now, or will be, attached to the land or building(s) (for example, furnaces, bathroom fixtures and kitchen cabinets); (d) all condemnation awards and insurance proceeds relating to the land and building(s); and (e) all other rights that I have, or will have, as owner of the Property. The legal description of the property is:

SEE SCHEDULE "A" attached hereto and made a part hereof.

Rights Given to Lender.   I mortgage the Property to the Lender. This means that I give the Lender those rights stated in this Mortgage and also those rights the law gives to lenders who hold mortgages on real property. When I pay all amounts due to the Lender under the Note and this Mortgage, the Lender's rights under this Mortgage will end. The Lender will then cancel this Mortgage at my expense.

Promises. I make the following promises to the Lender:

1. Note and Mortgage. I will comply with all of the terms of the Note and this Mortgage.

2. Payments. I will make all payments required by the Note and this Mortgage.

3.   Ownership.   I warrant title to the premises (N.J.S.A. 46:9-2). This means I own the Property and will defend my ownership against all claims.

4.   Liens and Taxes.   I will I pay all liens, taxes, assessments and other government charges made against the Property when due. I will not claim any deduction from the taxable value of the Property because of this Mortgage. I will not claim any credit against the principal and interest payable under the Note and this Mortgage for any taxes paid on the Property.

5.   Insurance.   I must maintain extended coverage insurance on the Property. The Lender may also require that I maintain flood insurance or other types of insurance. The insurance companies, policies, amounts and types of coverage must be acceptable to the Lender. I will notify the Lender in the event of any substantial loss or damage. The Lender may then settle the claim on my behalf if I fail to do so. Al I payments from the insurance company must be payable to the Lender under a "standard mortgage clause" in the insurance policy. The Lender may use any proceeds to repair and restore the Property or to reduce the amount due under the Note and this Mortgage. This will not delay the due date for any payment under the Note and this Mortgage.

6.   Repairs.   I will keep the Property in good repair, neither damaging nor abandoning it. I will allow the Lender to inspect the Property upon reasonable notice to me.

7.   Statement of Amount Due.   Upon request of the Lender, I will certify to the Lender in writing: (a) the amount due on the Note and this Mortgage, and (b) whether or not I have any defense to my obligations under the Note and this Mortgage.

8. Rent. I will not accept rent from any tenant for more than one month in advance.

9.   Lawful Use.   I will use the Property in compliance with all laws, ordinances and other requirements of any governmental authority.

Eminent Domain.   All or part of the Property may be taken by a government entity for public use. If this occurs, I agree that any compensation be given to the Lender. The Lender may use this to repair and restore the Property or to reduce the amount owed on the Note and this Mortgage. This will not delay the due date for any further payment under the Note and this Mortgage. Any remaining balance will be paid to me.

Tax and Insurance Escrow.   If the Lender requests, I will make regular monthly payments to the Lender of: (a) 1/12th of the yearly real estate taxes and assessments on the Property; and (b) 1/12th of the yearly cost of insurance on the Property. These payments will be held by the Lender without interest to pay the taxes, assessments and insurance premiums as they become due.

Payments Made for Borrower(s).   If I do not make all of the repairs or payments as agreed in this Mortgage, the Lender may do so for me. The cost of these repairs and payments will be added to the principal, will bear interest at the same rate provided in the Note and will be repaid to the Lender upon demand.

Default. The Lender may declare that I am in default on the Note and this Mortgage if:

(a)	I fail to make any payment required by the Note and this Mortgage within thirty (30) days after its due date or such shorter period of time specified in the Note;
(b)	I fail to keep any other promise I make in this Mortgage;
(c)	the ownership of the Property is changed for any reason;
(d)	the holder of any lien on the Property starts foreclosure proceedings; or
(e)	bankruptcy, insolvency or receivership proceedings are started by or against any of the Borrowers.

Payments Due Upon Default.   If the Lender declares that I am in default, I must immediately pay the full amount of all unpaid principal, interest, other amounts due on the Note and this Mortgage and the Lender's costs of collection and reasonable attorney fees.

Lender's Rights Upon Default.   If the Lender declares that the Note and this Mortgage are in default, the Lender will have all rights given by law or set forth in this Mortgage. This includes the right to do any one or more of the following:

(a)	take possession of and manage the Property, including the collection of rents and profits;
(b)	have a court appoint a receiver to accept rent for the Property (I consent to this);
(c)	start a court action, known as foreclosure, which will result in a sale of the Property to reduce my obligations under the Note and this Mortgage; and
(d)	sue me for any money that I owe the Lender.

Notices.   All notices must be in writing and personally delivered or sent by certified mail, return receipt requested, to the addresses given in this Mortgage. Address changes may be made upon notice to the other party.

No Waiver by Lender.   Lender may exercise any right under this Mortgage or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that I am in default by making payments or incurring expenses on my behalf.

Each Person Liable.   This Mortgage is legally binding upon each Borrower and all who succeed to their responsibilities (such as heirs and executors). The Lender may enforce any of the provisions of the Note and this Mortgage against any one or more of the Borrowers who sign this Mortgage.

No Oral Changes.   This Mortgage can only be changed by an agreement in writing signed by both the Borrower(s) and the Lender.

Copy Received.   I ACKNOWLEDGE RECEIPT OF A TRUE COPY OF THIS MORTGAGE WITHOUT CHARGE.

Signatures.   I agree to the terms of this Mortgage. If the Borrower is a corporation, its proper corporate officers sign and its corporate seal is affixed.

IGI, INC.

Attested by:	By	/s/ Carlene A. Lloyd (L.S.)
	Name:	Carlene A. Lloyd
/s/ Lisa Thomas	Title:	VP of Finance
Name: Lisa Thomas
Title: Staff Accountant

STATE OF NEW JERSEY; COUNTY OF ATLANTIC	:ss:

BE IT REMEMBERED, that on this _9th__ day of October, 2006, before me, the subscriber, an officer duly authorized pursuant to N.J.S.A. 46:14-6 to take acknowledgments for use in the State of New Jersey, personally appeared Carlene A. Lloyd, who, I am satisfied are the persons who executed the within Instrument, and I having first made known to them the contents thereof, they did thereupon acknowledge that they executed and delivered said Instrument as their voluntary act and deed, for the uses and purposes therein expressed.

/s/ Lisa M. Pagliughi
A Notary Public or Attorney-at-Law of the State of New Jersey

To the County Recording Officer of Atlantic County:
This Mortgage is fully paid. I authorize you to cancel it of record.

Dated _______________, 20 __

Lender:

By:_________________________________

Name:

I certify that the signature of the Lender is genuine.

SCHEDULE A TO MORTGAGE

ALL that certain land and premises situate and lying in the Township of Buena Vista, County of Atlantic and State of New Jersey bounded and described as follows:

TRACT 1

BEGINNING at a point in the centerline of Lincoln Avenue (a.k.a. Atlantic County Route No. 655) as widened to 35 feet from the center of same, said point being South 46 degrees 40 minutes 00 seconds West, a distance of 444.34 feet from the center of Wheat Road (a.k.a. Atlantic County Route No. 619) as widened 35 feet from the center of same; and extending thence

(1)    South 43 degrees 20 minutes 00 seconds East, along the division line between Lot 22.02 and Lot 23 in Block 5501 (Tax Map), a distance of 552.32 feet to an angle point in the same; thence

(2)    North 46 degrees 40 minutes 00 seconds East, along the same, a distance of 95.00 feet to a point, said point being a corner common to Lot 22.02, Lot 23 and Lot 1, in said Block; thence

(3)    South 43 degrees 20 minutes 00 seconds East, along the division line between 22.02 and Lot 1 in said Block, a distance of 364.74 feet to a point, said point being a corner common to Lot 22.02, Lot 1, and Lot 6 in said Block; thence

(4)    South 46 degrees 40 minutes 00 seconds West, along the division line between Lot 22.02 and Lot 6 in said Block, a distance of 285.00 feet to a point, said point being a corner common to Lot 22.02, Lot 21 and in the line of Lot 6, in said Block; thence

(5)    North 43 degrees 20 minutes 00 seconds West, along the division line between Lot 21 and Lot 22.02, in said Block, a distance of 917.05 feet to the aforementioned centerline of Lincoln Avenue; thence

(6)    North 46 degrees 40 minutes 00 seconds East, along the same, a distance of 190.00 feet to the POINT OF BEGINNING.

BEING Lot 22.02 in Block 5501 as shown on the Tax Map of the Township of Buena Vista.

ALSO BEING Lot 22.02 as shown on “Plan of Minor Subdivision” of Block 5501, Lots 22.02 and 23 prepared by Stephen C. Martinelli, L.S., L.L.C., Ocean View, New Jersey, dated August 10, 2001, revised through October 15, 2001 to be filed by Deed.

TOGETHER WITH the right to a Driveway Easement over Lot 23, as shown on above referenced Plan for the benefit of Lot 22.02 as described hereinafter.

TRACT 2

BEGINNING at a point in the centerline of Lincoln Avenue (a.k.a. Atlantic County Route No. 655) as widened to 35 feet from the center of same, said point being South 46 degrees 40 minutes 00 seconds West, a distance of 192.63 feet from the center of Wheat Road (a.k.a. Atlantic County Route No. 619) as widened to 35 feet from the center of same; and extending thence

(1)    South 43 degrees 20 minutes 00 seconds East, along the newly created division line between Lot 23 and Lot 23.01 in block 5501 (Tax Map), a distance of 378.27 feet to a point in the Northwest line of Lot 1, in said Block; thence

(2)    South 01 degree 20 minutes 00 seconds East, along the division line between Lot 1 and Lot 23, in said Block, a distance of 234.20 feet to a point, said point being a corner common to Lot 22.02, Lot 23 and Lot 1, in said Block; thence

(3)    South 46 degrees 40 minutes 00 seconds West, along the newly created division line between Lot 22.02 and Lot 23 in said Block, a distance of 95.00 feet to an angle point in the same; thence

(4)    North 43 degrees 20 minutes 00 seconds West, along the same, a distance of 552.32 feet to the aforementioned centerline of Lincoln Avenue; thence

(5)    North 46 degrees 40 minutes 00 seconds East, along the same, a distance of 251.71 feet to the POINT OF BEGINNING.

BEING Lot 23 in Block 5501 as shown on the Tax Map of the Township of Buena Vista.

ALSO BEING Lot 23 as shown on “Plan of Minor Subdivision” of Block 5501, Lots 22.02 and 23 prepared by Stephen C. Martinelli, L.S., L.L.C., Ocean View, New Jersey, dated August 10, 2001, revised through October 15, 2001 to be filed by Deed.

FOR INFORMATIONAL PURPOSES ONLY:

BEING Lot 22.02 & 23, Block 5501, as shown on the Township of Buena Vista Tax Map.

COMMONLY known as 105 Lincoln Avenue.